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                                                                    EXHIBIT 12.1

VIALOG CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIOS OF
EARNINGS TO FIXED CHARGES
(THOUSANDS OF DOLLARS)

                          Unaudited Proforma Combined
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        Year Ended                                Nine Months Ended
     December 31, 1996                            September 30, 1997
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
FIXED CHARGES AS DEFINED:
                                            (1) Interest on long-term debt
         $12,637                                       $9,596
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                                            (2) Total Fixed Charges
         $12,637                                       $9,596
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EARNINGS AS DEFINED:
                                            (3) Loss from continuing operations
        ($10,844)                                     ($9,683)
                                            (4) Income taxes for continuing
                                                operations
            (540)                                        --
                                            (5) Total Fixed Charges
          12,637                                        9,596
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                                            (6) Income From Continuing
                                                Operations Before Income
          $1,253                                          (87)
                                                Taxes and Fixed Charges
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RATIO OF EARNINGS TO FIXED CHARGES
(line 6 divided by line 2)                                                   (a)
            0.10                                          N/A

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COVERAGE DEFICIENCY:

        ($11,384)                                     ($9,683)
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(a)                                             Earnings are inadequate to cover
                                                fixed charges
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